UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 14, 2022
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01 Other Information.

On April 14, 2022, in accordance with previously disclosed scheme of arrangement of Atlas Financial Holdings, Inc. (the “Company”) pursuant to section 86 of Part IV of the Companies Act (2021 Revision) of the Cayman Islands and the Restructuring Support Agreement, between the Company and the noteholders party thereto (the “RSA”), the Restructuring Effective Date (as defined in the RSA) has occurred, and the Company canceled the Company’s 6.625% senior unsecured notes due 2022 (the “Notes”) and exchanged the Notes for the Company’s 6.625%/7.25% Senior Unsecured PIK Toggle Notes due 2027 (the “New Notes”). The New Notes have an interest rate of 6.625% per annum, if paid in cash, and 7.25% per annum, if paid in kind (“PIK”). As a result of the PIK feature, the New Notes were issued in denominations of $1 and each holder of a Note received, for each Note exchanged, New Notes in an aggregate principal amount equal to $25 plus the accrued but unpaid interest related to the exchanged Note.

The terms of the New Notes are governed by an indenture, dated as of April 26, 2017 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture thereto, dated as of April 26, 2017 (the “First Supplemental Indenture”), and a Second Supplemental Indenture thereto, dated as of April 14, 2022 (the “Second Supplemental Indenture”), between the Company and the Trustee.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the New Notes in this Current Report on Form 8-K do not purport to be complete, are qualified in their entirety by reference to Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On April 14, 2022, the RSA was terminated pursuant to its terms, by virtue of the occurrence of the Restructuring Effective Date.

The Company expects that the ticker symbol of its ordinary voting common shares, which continue to be traded on the OTC Markets system, will be changed to “AFHIF,” following the closure of the previously disclosed chapter 15 proceeding, which the Company expects to occur in the near future. Effective April 18, 2022, the New Notes are traded on the OTC Bond Market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1
Indenture, dated as of April 26, 2017, between Atlas Financial Holdings, Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Atlas Financial Holdings, Inc.'s Current Report on Form 8-K, filed April 27, 2017)

4.2
First Supplemental Indenture, dated as of April 26, 2017, between Atlas Financial Holdings, Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Atlas Financial Holdings, Inc.'s Current Report on Form 8-K, filed April 27, 2017

4.3	Second Supplemental Indenture, dated as of April 14, 2022, between Atlas Financial Holdings, Inc. and Wilmington Trust, National Association, as trustee
4.4	Form of Note representing 6.625%/7.25% Senior Unsecured PIK Toggle Notes due 2027
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
April 20, 2022